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                                  EXHIBIT 13(b)

                  Consent of Jorden Burt Berenson & Johnson LLP



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                               February 4, 1998



Great American Reserve Insurance Company
11815 North Pennsylvania Street
Carmel, Indiana   46032

         Re:      The Rydex Advisor Variable Annuity Account
                  Post-Effective Amendment No. 5 to
                    Registration Statement on Form N-3
                  File Nos.  333-03093 and 811-07615

Ladies and Gentlemen:

         We hereby consent to the use of our name under the caption "Legal Matters" in Part I of the Prospectus contained in Post-Effective Amendment No. 5 to the Registration Statement on Form N-3 (Registration Nos. 333-03093 and 811-07615) filed by Great American Reserve Insurance Company and The Rydex Advisor Variable Annuity Account with the Securities and Exchange Commission on or around February 5, 1998, under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.


                                         Very truly yours,

                                         /s/ Jorden Burt Berenson & Johnson LLP
                                         Jorden Burt Berenson & Johnson LLP





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